UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 7, 2020

LIVEXLIVE MEDIA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38249	98-0657263
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9200 Sunset Boulevard, Suite #1201

West Hollywood, CA 90069

(Address of principal executive offices) (Zip Code)

(310) 601-2500

(Registrant’s telephone number, including area code)

n/a

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4© under the Exchange Act (17 CFR 240.13e-4©)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value per share	LIVX	The NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 1.01    Entry into a Material Definitive Agreement.

The information set forth in Item 5.02 below is incorporated herein by reference.

Item 3.02    Unregistered Sales of Equity Securities.

The information set forth in Item 5.02 below is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 7, 2020 and effective as of October 8, 2020 (the “Effective Date”), LiveXLive Media, Inc. (the “Company”) appointed Jerome N. Gold to serve as the Interim Chief Financial Officer and Interim Secretary of the Company and as the Interim Chief Financial Officer and Interim Secretary of Slacker, Inc. (“Slacker”), the Company’s wholly owned subsidiary, to succeed Michael Zemetra. As of the Effective Date, the Company and Mr. Zemetra agreed that Mr. Zemetra’s employment with the Company and any of its subsidiaries shall terminate by mutual agreement to allow Mr. Zemetra to pursue other opportunities for personal reasons. Mr. Gold shall also assume the role of Interim Principal Accounting Officer of the Company. The Company is in the process of conducting a professional search for a qualified candidate to hire as the new full-time Chief Financial Officer of the Company.

Mr. Gold currently serves as the Company’s Chief Strategy Officer and is a member of the Company’s Board of Directors (the “Board”). Mr. Gold previously served as the Company’s Chief Financial Officer from April 12, 2017 until April 13, 2018 and was succeeded at the time by Mr. Zemetra. Mr. Gold’s age, business experience and current compensation is described in the Company’s Proxy Statement on Schedule 14A, filed with the U.S. Securities and Exchange Commission on July 29, 2020 (the “Proxy Statement”). There are no family relationships between Mr. Gold and any of the Company’s officers and directors. Other than as set forth in the Proxy Statement, there are no transactions to which the Company or any of its subsidiaries is a party in which Mr. Gold has a material interest subject to disclosure under Item 404(a) of Regulation S-K.

Separation Agreement

In connection with his departure, Mr. Zemetra and the Company entered into the Transition Services and General Release Agreement, dated as of October 7, 2020 (the “Separation Agreement”), pursuant to which the Company and Mr. Zemetra agreed upon the terms of Mr. Zemetra’s separation from the Company. Pursuant to the Separation Agreement, the parties provided to each other customary general release of all claims, and Mr. Zemetra agreed to comply with certain non-solicitation and cooperation provisions and to provide consulting services to the Company at its request until November 15, 2020, or such other date as the Company requests, to facilitate the transition of his duties and responsibilities and the continued operations of the Company.

Pursuant to the Separation Agreement, the Company agreed to provide Mr. Zemetra the following separation benefits (the “Separation Benefits”): to (i) extend the exercise period of Mr. Zemetra’s outstanding vested options to 12 months from the last day Mr. Zemetra provides transition services to the Company, (ii) accelerate the vesting of 78,493 (the “Vested RSUs”) then-outstanding unvested restricted stock units of the Company (the “RSUs”), originally granted pursuant to Mr. Zemetra’s Employment Agreement, dated as of April 13, 2018 (as amended, the “Employment Agreement”), representing the pro-rata portion of the original RSUs through the Effective Date, which shall now vest as of the Effective Date, (iii) issue to Mr. Zemetra 15,618 new RSUs as compensation for his transition services through November 15, 2020 (the “Consulting RSUs”), which shall vest promptly after the earlier of (x) November 15, 2020 and (y) the termination of Mr. Zemetra’s transition services to the Company, (iv) issue to Mr. Zemetra 16,887 new RSUs (the “Deferred Salary RSUs”) to compensate him for his agreement to receive 50% of his monthly base salary in cash for the months of April, May, June and July 2020, as previously approved by the Board for all senior executives of the Company, (v) 50,000 shares of the Company’s common stock (the “Bonus Shares”) as Mr. Zemetra’s strategic bonus provided for under his Employment Agreement, subject to the Company closing an acquisition with a certain target that is publicly announced at any time on or before the date that is nine months from the Effective Date (the “Announcement Date”) and is completed at any time during a period from the Effective Date and on or before the date that is nine months from the Announcement Date, and (vi) continue COBRA coverage for a period of up to one year from the Effective Date, unless and until he becomes eligible for alternative health insurance benefits. In the event that Mr. Zemetra provides transition services after November 15, 2020, the Company shall issue to Mr. Zemetra additional RSUs at the same daily rate based on the Vested RSUs vesting schedule (the “Additional Consulting RSUs”). With the exception of any shares that may be sold to cover Mr. Zemetra’s payroll taxes incurred directly in connection with the settlement of the Vested RSUs, Consulting RSUs, Additional Consulting RSUs and Deferred Salary RSUs or the issuance of the Bonus Shares, for a period of one year after the later of (i) November 15, 2020 and (ii) the termination of Mr. Zemetra’s transition services to the Company, Mr. Zemetra agreed not to sell on each trading day the number of shares of the Company’s common stock underlying the Vested RSUs, Consulting RSUs, Additional Consulting RSUs, Deferred Salary RSUs and Bonus Shares that is in aggregate more than 5% of such trading day’s daily trading volume of the Company’s common stock.

To be entitled to the Separation Benefits, Mr. Zemetra must (a) not revoke the Separation Agreement within the seven day revocation period following the date he signed the Separation Agreement, and (b) comply with his obligations under the Separation Agreement. In the event Mr. Zemetra revokes the Separation Agreement, it would have no effect and the Company would not be obligated to make any of the payments above.

The foregoing description of the Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The shares of the Company’s common stock underlying the Options, the Vested RSUs, the Consulting RSUs, the Deferred Salary RSUs and the Bonus Shares will be issued, if and when required, pursuant to the Company’s currently effective Registration Statement on Form S-8 (File No. 333-234619).

Item 9.01    Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
10.1*£	Transition Services and General Release Agreement, dated as of October 7, 2020, between the Company and Michael Zemetra.

*	Filed herewith.
£	Certain confidential information has been omitted or redacted from this exhibit that is not material and would likely cause competitive harm to the Company if publicly disclosed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIVEXLIVE MEDIA, INC.

Dated: October 8, 2020	By:	/s/ Robert S. Ellin
	Name:	Robert S. Ellin
	Title:	Chief Executive Officer and Chairman of the Board of Directors

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